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                                                                       EXHIBIT 5
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                                  May 4, 1994

Northwestern Steel and Wire Company
121 Wallace Street
Sterling, Illinois  61081

        Re:  Shares of Common Stock, $0.01 par value
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Gentlemen:

        We are acting as counsel to Northwestern Steel and Wire Company, an Illinois corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 and Form S-3 (the "Registration Statement") covering an aggregate of 1,690,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock"). The Shares have been authorized and reserved for issuance by the Company and may be sold upon the exercise of options which previously have been granted and/or may be granted to certain persons under the Company's Management Stock Option Plan, 1994 Long-Term Incentive Plan and 1994 Director Stock Option Plan. The Registration Statement has been filed with respect to the issuance by the Company of the Shares and the reoffering of the Shares by certain employees and directors of the Company.

        We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended to the date hereof; and (b) certain resolutions adopted by the Board of Directors of the Company.
In addition, we have made such other and further investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.

        Based upon the foregoing and having regard to legal considerations that we deemed relevant, and subject to the comments and qualifications set forth below, it is our opinion that the Shares, when duly executed and delivered by authorized officers of the Company and issued upon receipt of the consideration to be paid therefor (all in conformity with the Board of Directors' resolutions examined by us), will be legally issued, fully paid and non-assessable.


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Northwestern Steel and
  Wire Company
May 4, 1994
Page 2


        For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (1) the authenticity of all documents submitted to us as originals, (2) the conformity to the originals of all documents submitted to us as copies, (3) the authenticity of the originals of all documents submitted to us as copies, (4) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, (5) the authority of such persons signing all documents on behalf of the parties thereto, and (6) the due authorization, execution and delivery of all documents by the parties thereto.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.

        We do not find it necessary for purposes of this opinion to cover, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the offering and sale of the Common Stock.

        This opinion shall be limited to the laws of the State of Illinios.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                        Very truly yours,



                                        KIRKLAND & ELLIS